NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the table below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

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TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
John J. Brennan                  43,628,232,952    698,817,403    98.4%
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Charles D. Ellis                 43,615,314,583    711,735,771    98.4
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Rajiv L. Gupta                   43,543,144,944    783,905,411    98.2
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JoAnn Heffernan Heisen           43,616,846,623    710,203,732    98.4
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Burton G. Malkiel                43,536,733,350    790,317,005    98.2
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Alfred M. Rankin, Jr.            43,645,452,443    681,597,912    98.5
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-------------------------------- ----------------- -------------- --------------
J. Lawrence Wilson               43,554,722,990    772,327,365    98.3
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*Results are for all funds within the same trust.

o CHANGE THE FOLLOWING FUNDS' POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the funds to invest their cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------------- ------------------- -------------- --------------- ---------------- ---------------
VANGUARD FUND               FOR                 AGAINST        ABSTAIN         BROKER           PERCENTAGE FOR
                                                                               NON-VOTES
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Short-Term Treasury         1,718,988,609       113,746,038    48,552,152      312,574,569      78.4%
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Short-Term Federal          1,627,722,853       83,011,741     59,557,186      255,949,881      80.3
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Intermediate-Term Treasury  2,163,319,203       129,005,120    72,125,888      355,860,777      79.5
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
GNMA                        13,967,931,321      915,088,637    609,035,098     1,499,867,450    82.2
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Long-Term Treasury          1,183,103,002       85,587,073     56,523,944      140,442,527      80.7
--------------------------- ------------------- -------------- --------------- ---------------- ---------------

o CHANGE EACH FUND'S POLICY ON BORROWING MONEY. This change enables each fund to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objective or risk profile.

--------------------------- ------------------- -------------- --------------- ---------------- ---------------
VANGUARD FUND               FOR                 AGAINST        ABSTAIN         BROKER           PERCENTAGE FOR
                                                                               NON-VOTES
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Short-Term Treasury         1,692,484,786       127,997,494    60,804,520      312,574,569      77.1%
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Short-Term Federal          1,602,651,814       107,746,682    59,893,284      255,949,881      79.1
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Inflation-Protected         1,339,079,786       102,515,262    48,830,009      250,551,893      76.9
Securities
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Intermediate-Term Treasury  2,135,219,550       149,531,541    79,699,119      355,860,777      78.5
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
GNMA                        13,805,450,123      999,775,937    686,828,994     1,499,867,450    81.2
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
--------------------------- ------------------- -------------- --------------- ---------------- ---------------
Long-Term Treasury          1,164,602,879       96,518,831     64,092,309      140,442,527      79.5
--------------------------- ------------------- -------------- --------------- ---------------- ---------------